Exhibit 99.1

LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2011

FINANCIAL RESULTS

Full Year Revenue, Operating Income and Ticket Sales All Up

LOS ANGELES – (February 23, 2012) – Live Nation Entertainment (NYSE:LYV) released financial results for the three months and year ended December 31, 2011 today.

“In 2011 the company grew revenue and profitability across all business segments, achieving our financial objectives while investing in innovation and growth,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “Our adjusted operating income growth of 21% was achieved through improved execution, which also drove our free cash flow increase of 23% and an $82 million improvement in operating income for the year. This performance was delivered as we continued to strategically invest in our ticketing infrastructure, ecommerce and mobile platforms and the expansion of our concert portfolio globally. The past year has also reaffirmed the solid demand for live entertainment worldwide and the strength of our global platform serving artists, fans, teams, venues and advertisers.”

“The concert business is off to a great start in 2012, driven by a solid early line-up of artists and healthy ticketing demand. We believe that the industry has stabilized and expect the overall market environment to be much the same in 2012, with the fan’s passion for our products mitigating any ongoing economic uncertainty. This year we plan to continue our focus on growing profitability with more concerts in the most attractive markets with great artists, growing our advertising network and investing in our consumer ecommerce and mobile ticketing platforms to enhance the fan experience on Ticketmaster.com and LiveNation.com. As a result, we believe we are well-positioned to build on the success of this past year, extend our market leadership and continue growing profitability in the year ahead.”

The company will host a teleconference today, February 23, 2012 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-466-4582 (U.S.) or 719-325-2378 (Int’l) ten minutes prior to the start time and referencing passcode 6784952. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to the start time to ensure a connection. Additional statistical and/or financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through March 1, 2012.

FINANCIAL HIGHLIGHTS – FOURTH QUARTER and FULL YEAR

(Unaudited; $ in millions)

	Q4 2011	Q4 2010	Growth	FY 2011	FY 2010 (1)	Growth
Revenue
Concerts	$694.4	$790.3	(12.1%)	$3,506.2	$3,438.4	2.0%
Ticketing	323.4	305.2	6.0%	1,190.6	1,039.9	14.5%
Artist Nation	99.2	93.0	6.7%	393.1	362.2	8.5%
eCommerce	41.0	25.1	63.3%	144.4	87.9	64.3%
Sponsorship	32.6	32.1	1.6%	179.7	161.7	11.1%
Other & Eliminations	(4.9)	(7.9)	38.0%	(30.0)	(26.4)	(13.6%)

	$1,185.7	$1,237.8	(4.2%)	$5,384.0	$5,063.7	6.3%

Adjusted Operating Income (Loss)
Concerts	$(31.9)	$(28.3)	(12.7%)	$30.3	$15.4	96.8%
Ticketing	67.8	56.3	20.4%	272.1	231.3	17.6%
Artist Nation	12.2	14.0	(12.9%)	47.2	46.5	1.5%
eCommerce	11.1	11.8	(5.9%)	51.1	36.2	41.2%
Sponsorship	22.9	20.0	14.5%	120.9	108.1	11.8%
Other & Eliminations	2.7	0.1	* *	2.2	(0.3)	* *
Corporate	(34.1)	(17.1)	(99.4%)	(85.9)	(74.4)	(15.5%)

	$50.7	$56.8	(10.7%)	$437.9	$362.8	20.7%

Operating Income (Loss)
Concerts	$(78.0)	$(90.1)	13.4%	$(107.3)	$(130.5)	17.8%
Ticketing	22.1	4.2	* *	119.4	82.6	44.6%
Artist Nation (2)	(1.3)	0.3	* *	(32.6)	(5.2)	* *
eCommerce	8.7	9.7	(10.3%)	40.3	28.4	41.9%
Sponsorship	22.4	19.9	12.6%	119.7	107.4	11.5%
Other & Eliminations	2.6	(1.0)	* *	2.3	0.3	* *
Corporate	(40.7)	(22.6)	(80.1%)	(108.6)	(103.8)	(4.6%)

	$(64.2)	$(79.6)	19.3%	$33.2	$(20.8)	**

Acquisition Expenses	$2.5	$6.5		$14.9	$42.9

	$(66.7)	$(86.1)		$18.3	$(63.7)

**	percentages are not meaningful
(1)	Reported results for the full year ended December 31, 2010, include the results of the legacy Ticketmaster operations following the date of the merger (January 25) through December 31. Results for the legacy Ticketmaster operations for the period January 1 through January 25, 2010, or the stub period (which are not included in the reported results above), include $76.1 million in revenue, primarily in the Ticketing segment, and $5.0 million in adjusted operating income, of which $7.7 million was related to the Ticketing segment. Ticketmaster’s operating income for the stub period was $14.8 million, including a $30.1 million gain on the sale of a subsidiary prior to the merger.
(2)	The Artist Nation segment’s operating loss for the full year ended December 31, 2011 is driven primarily by $24.4 million of stock-related compensation expense due to the acquisition of the remaining equity of Front Line Management in February 2011.

Free cash as of December 31, 2011 was $334.5 million. Free cash flow was ($20.4) million for the fourth quarter of 2011 as compared to ($12.9) million for the same period in 2010, and $203.1 million for the year ended December 31, 2011 as compared to $164.8 million for 2010.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s leading live entertainment and ecommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Front Line Management Group and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five ecommerce sites, with almost 27 million monthly unique visitors. Live Nation Concerts produces over 22,000 shows annually for more than 2,300 artists globally. Front Line is the world’s top artist management company, representing over 250 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling nearly 800 advertisers to tap into the 200 million consumers Live Nation delivers annually through its live event and digital platforms. For additional information, visit www.livenation.com/investors.

Investor & Media Contact:

Maili Bergman

(310) 867-7000

IR@livenation.com

Live Nation Entertainment, Inc.

Key Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Concerts (1)
Estimated Events:
North America	4,199	3,608	15,531	14,119
International	2,472	2,365	6,720	6,971

Total estimated events	6,671	5,973	22,251	21,090

Estimated Attendance (rounded):
North America	5,963,000	5,942,000	31,060,000	30,603,000
International	5,293,000	5,555,000	15,742,000	16,659,000

Total estimated attendance	11,256,000	11,497,000	46,802,000	47,262,000

Ancillary net revenue per attendee:
North America amphitheaters	**	**	$18.08	$17.57
International festivals	**	**	$17.19	$15.95
Ticketing (2)
Number of tickets sold (in thousands):
Concerts	18,421	17,700	71,044	63,833
Sports	6,245	5,489	26,768	22,074
Arts and theater	6,929	5,935	21,513	18,462
Family	4,450	4,217	14,176	11,469
Other (3)	2,372	1,283	7,867	4,420

	38,417	34,624	141,368	120,258

Gross value of tickets sold (in thousands):	$2,286,641	$2,193,541	$8,442,517	$7,466,957

Sponsorship
Online advertising revenue (in thousands)	$15,706	$11,785	$51,057	$38,493
Estimated number of sponsors (as of period end)	768	794	768	794
Sponsorship revenue recognized (in thousands)	$32,590	$32,146	$179,734	$161,742
eCommerce
Gross value of tickets sold online (in thousands)	$1,845,179	$1,693,514	$6,894,416	$5,896,518

(1)	Events generally represent a single performance by an artist. Attendance generally represents the number of fans who were present at an event. Festivals are counted as one event in the quarter in which the festival begins but attendance is split over the days of the festival and can be split between quarters. Events and attendance metrics are estimated each quarter.
(2)	The number and gross value of tickets sold includes primary tickets only and excludes tickets sold for the 2012 London Olympics. These metrics include tickets sold during the period regardless of event timing except for our promoted concerts in our owned and/or operated buildings and certain European territories where these tickets are recognized as the concerts occur. The tickets sold listed above for 2010 do not include 7.1 million tickets with a gross value of $406.4 million for the pre-Merger period. Tickets sold for the full year ended December 31, 2010, including the pre-Merger period, were as follows:

Concerts	66,843
Sports	23,733
Arts and theater	19,709
Family	12,467
Other	4,651

127,403

(3)	Other category includes tickets for comedy shows, facility tours, donations, lectures, seminars and cinemas.
**	not meaningful

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2011	2010	2009
	(in thousands except share and per share data)
Revenue	$5,383,998	$5,063,748	$4,181,021
Operating expenses:
Direct operating expenses	3,789,488	3,658,310	3,357,245
Selling, general and administrative expenses	1,111,969	1,014,491	617,709
Depreciation and amortization	343,018	321,666	158,118
Goodwill impairment	—	—	9,085
Loss (gain) on sale of operating assets	978	374	(2,983)
Corporate expenses	112,157	110,252	58,160
Acquisition transaction expenses	8,051	22,355	36,043

Operating income (loss)	18,337	(63,700)	(52,356)
Interest expense	120,414	116,527	66,365
Loss on extinguishment of debt	—	21,315	—
Interest income	(4,215)	(3,771)	(2,193)
Equity in earnings of nonconsolidated affiliates	(7,742)	(4,928)	(1,851)
Other expense (income) — net	6,507	(4,189)	1

Loss from continuing operations before income taxes	(96,627)	(188,654)	(114,678)
Income tax expense (benefit)	(26,224)	15,154	11,333

Loss from continuing operations	(70,403)	(203,808)	(126,011)
Income (loss) from discontinued operations, net of tax	—	(4,228)	76,277

Net loss	(70,403)	(208,036)	(49,734)
Net income attributable to noncontrolling interests	12,613	20,354	10,445

Net loss attributable to Live Nation Entertainment, Inc	$(83,016)	$(228,390)	$(60,179)

Basic and diluted net income (loss) per common share attributable to common stockholders:
Loss from continuing operations attributable to Live Nation Entertainment, Inc	$(0.46)	$(1.36)	$(1.65)
Income (loss) from discontinued operations attributable to Live Nation Entertainment, Inc	—	(0.03)	0.92

Net loss attributable to Live Nation Entertainment, Inc	$(0.46)	$(1.39)	$(0.73)

Weighted average common shares outstanding:
Basic and diluted	182,388,070	164,410,167	82,652,366

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	(in thousands except share data)
ASSETS
Current assets
Cash and cash equivalents	$844,253	$892,758
Accounts receivable, less allowance of $16,986 in 2011 and $10,898 in 2010	389,346	329,947
Prepaid expenses	316,491	348,309
Other current assets	26,700	32,483

Total current assets	1,576,790	1,603,497
Property, plant and equipment
Land, buildings and improvements	851,812	850,124
Computer equipment and capitalized software	261,475	218,294
Furniture and other equipment	172,250	168,508
Construction in progress	60,652	24,528

	1,346,189	1,261,454
Less accumulated depreciation	626,053	524,390

	720,136	737,064
Intangible assets
Definite-lived intangible assets, net	873,712	997,268
Indefinite-lived intangible assets	377,160	375,214
Goodwill	1,257,644	1,226,416
Investments in nonconsolidated affiliates	55,796	30,077
Other long-term assets	226,533	226,024

Total assets	$5,087,771	$5,195,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, client accounts	$473,956	$462,301
Accounts payable	87,627	76,876
Accrued expenses	579,566	498,864
Deferred revenue	273,536	335,539
Current portion of long-term debt	52,632	54,150
Other current liabilities	25,236	46,491

Total current liabilities	1,492,553	1,474,221
Long-term debt, net	1,663,056	1,677,714
Long-term deferred income taxes	186,298	219,143
Other long-term liabilities	120,693	215,273
Commitments and contingent liabilities
Redeemable noncontrolling interests	8,277	107,541
Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 189,536,279 and 175,418,857 shares issued and outstanding in 2011 and 2010, respectively	1,868	1,724
Additional paid-in capital	2,243,587	2,053,233
Accumulated deficit	(745,191)	(662,175)
Cost of shares held in treasury (578,570 and 1,271,519 shares in 2011 and 2010, respectively)	(2,787)	(6,122)
Accumulated other comprehensive loss	(36,374)	(22,244)

Total Live Nation Entertainment, Inc. stockholders’ equity	1,461,103	1,364,416
Noncontrolling interests.	155,791	137,252

Total stockholders’ equity	1,616,894	1,501,668

Total liabilities and stockholders’ equity	$5,087,771	$5,195,560

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2010	2009
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(70,403)	$(208,036)	$(49,734)
Reconciling items:
Depreciation	129,177	135,573	98,108
Amortization	213,841	186,093	64,586
Goodwill impairment	—	—	9,085
Impairment of operational assets	—	13,373	—
Deferred income tax benefit	(45,603)	(25,021)	(8,698)
Amortization of debt issuance costs	5,816	4,682	4,224
Amortization of debt discount/premium, net	7,243	6,755	8,811
Provision for uncollectible accounts receivable and advances	9,272	6,606	7,044
Non-cash loss on extinguishment of debt .	—	8,272	—
Non-cash compensation expense	50,045	52,395	16,675
Unrealized changes in fair value of contingent consideration	(11,691)	3,171	—
Loss (gain) on sale of operating assets	978	4,602	(64,237)
Equity in earnings of nonconsolidated affiliates	(7,742)	(4,928)	(3,117)
Other, net	2,481	—	—
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(79,807)	(4,581)	27,608
Decrease (increase) in prepaid expenses	73,314	(22,570)	(57,918)
Increase in other assets	(83,928)	(41,686)	(2,945)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	6,817	386	(4,586)
Increase (decrease) in deferred revenue	(64,105)	43,432	12,369

Net cash provided by operating activities	135,705	158,518	57,275
CASH FLOWS FROM INVESTING ACTIVITIES
Collections and advances of notes receivable	(1,197)	475	140
Distributions from nonconsolidated affiliates	9,273	5,863	5,134
Investments made in nonconsolidated affiliates	(15,770)	(3,458)	(821)
Purchases of property, plant and equipment	(107,500)	(75,578)	(64,267)
Proceeds from disposal of operating assets, net of cash divested	7,391	35,756	174, 321
Cash paid for acquisitions, net of cash acquired	(39,465)	491,531	(9,707)
Purchases of intangible assets	(2,591)	(1,790)	(27,863)
Decrease (increase) in other, net	(2,158)	188	544

Net cash provided by (used in) investing activities	(152,017)	452,987	77,481
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	(669)	1,352,856	602,741
Payments on long-term debt	(31,338)	(1,233,020)	(705,795)
Redemption of preferred stock	—	(40,000)	—
Contributions from noncontrolling interests	711	429	13
Distributions to and purchases/sales from noncontrolling interests	(68,473)	(21,625)	(7,006)
Proceeds from exercise of stock options	2,705	8,640	—
Proceeds from sale of common stock	76,492	—	—
Issuance of treasury stock	—	—	1,553
Equity issuance costs	—	(357)	(2,667)
Payments for purchases of common stock	—	(1,567)	(5,803)
Payments for deferred and contingent consideration .	(23,807)	(16,270)	(7,392)

Net cash provided by (used in) financing activities	(44,379)	49,086	(124,356)
Effect of exchange rate changes on cash and cash equivalents	12,186	(4,788)	26,895

Net increase (decrease) in cash and cash equivalents	(48,505)	655,803	37,295
Cash and cash equivalents at beginning of period	892,758	236,955	199,660

Cash and cash equivalents at end of period	$844,253	$892,758	$236,955

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the global demand for live entertainment and the strength of the company’s platform; the company’s anticipated talent line-up and prospects for 2012; potential industry stabilization, general market conditions and related fan demand; the anticipated growth of the company’s advertising network and investment in its technology platforms and websites; and the company’s anticipated profitability growth and operational strategies for 2012 and future periods. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated or artists do not tour as currently expected, the risk that consumer demand weakens and the potential impact of the economic slowdown in general and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements, merger bonuses, payments under the Azoff Trust note and acquisition-related severance), depreciation and amortization (including goodwill impairments), loss (gain) on sale of operating assets and non-cash and certain stock-based compensation expense (including expense associated with grants of certain stock-based awards which are classified as liabilities). The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance ticketing, venue and other revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)
	Three months ended December 31, 2011
Concerts	$(31.9)	$1.7	$(0.2)	$44.6	$2.7	$(80.7)
Ticketing	67.8	1.5	—	44.2	1.2	20.9
Artist Nation	12.2	0.3	—	13.2	(5.8)	4.5
eCommerce	11.1	—	—	2.4	—	8.7
Sponsorship	22.9	0.2	—	0.3	—	22.4
Other & Eliminations	2.7	—	0.3	(0.2)	(0.1)	2.7
Corporate	(34.1)	5.7	—	0.9	4.5	(45.2)

Total Live Nation	$50.7	$9.4	$0.1	$105.4	$2.5	$(66.7)

	Three months ended December 31, 2010
Concerts	$(28.3)	$5.4	$(2.8)	$59.2	$0.3	$(90.4)
Ticketing	56.3	1.3	—	50.8	0.9	3.3
Artist Nation	14.0	3.0	—	10.7	0.4	(0.1)
eCommerce	11.8	(0.1)	—	2.2	(0.2)	9.9
Sponsorship	20.0	—	—	0.1	0.1	19.8
Other & Eliminations	0.1	—	—	1.1	—	(1.0)
Corporate	(17.1)	5.1	—	0.4	5.0	(27.6)

Total Live Nation	$56.8	$14.7	$(2.8)	$124.5	$6.5	$(86.1)

	Year Ended December 31, 2011
Concerts	$30.3	$6.0	$(0.9)	$132.5	$(2.3)	$(105.0)
Ticketing	272.1	5.4	(0.1)	147.4	2.2	117.2
Artist Nation	47.2	28.1	1.3	50.4	(7.7)	(24.9)
eCommerce	51.1	0.2	—	10.6	—	40.3
Sponsorship	120.9	0.7	—	0.5	—	119.7
Other & Eliminations	2.2	—	0.7	(0.8)	(0.1)	2.4
Corporate	(85.9)	20.2	—	2.5	22.8	(131.4)

Total Live Nation	$437.9	$60.6	$1.0	$343.1	$14.9	$18.3

	Year Ended December 31, 2010
Concerts	$15.4	$11.6	$(4.8)	$139.1	$(2.0)	$(128.5)
Ticketing	231.3	12.0	5.2	131.5	8.3	74.3
Artist Nation	46.5	10.2	—	41.5	7.5	(12.7)
eCommerce	36.2	0.3	—	7.5	0.6	27.8
Sponsorship	108.1	0.4	—	0.3	0.2	107.2
Other & Eliminations	(0.3)	—	—	(0.6)	—	0.3
Corporate	(74.4)	27.1	—	2.3	28.3	(132.1)

Total Live Nation	$362.8	$61.6	$0.4	$321.6	$42.9	$(63.7)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q4 2011	Q4 2010
Adjusted operating income	$50.7	$56.8
Less: Cash interest expense — net	(29.4)	(14.7)
Cash taxes	(3.4)	(32.8)
Maintenance capital expenditures	(22.8)	(17.5)
Distributions to noncontrolling interests	(6.6)	(4.5)
Distributions from/contributions to investments in nonconsolidated affiliates	(8.9)	(0.2)

Free cash flow	$(20.4)	$(12.9)
Revenue generating capital expenditures	(20.1)	(7.8)

Net	$(40.5)	$(20.7)

($ in millions)	Full Year 2011	Full Year 2010
Adjusted operating income	$437.9	$362.8
Less: Cash interest expense — net	(107.3)	(89.9)
Cash taxes	(37.7)	(50.6)
Maintenance capital expenditures	(64.4)	(47.5)
Distributions to noncontrolling interests	(18.9)	(15.0)
Distributions from/contributions to investments in nonconsolidated affiliates	(6.5)	5.0

Free cash flow	$203.1	$164.8
Revenue generating capital expenditures	(47.7)	(26.4)

Net	$155.4	$138.4

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2011
Cash and cash equivalents	$844.2
Client cash	(373.9)
Deferred revenue — event related	(229.2)
Accrued artist fees	(3.4)
Collections on behalf of others	(59.4)
Prepaids related to artist settlements/events	156.2

Free cash	$334.5